Exhibit 99.1

Exterran Corporation Reports Fourth-Quarter 2015 Results

•	EBITDA, as adjusted, of $51 million for the quarter

•	Total debt of $526 million at December 31, 2015 expected to decline in 2016

•	Aggressive actions to reset 2016 cost structure underway

HOUSTON, Feb. 25, 2016 - Exterran Corporation (NYSE: EXTN) today reported revenue of $418.1 million for the fourth quarter 2015, compared to $437.2 million for the third quarter 2015 and $611.2 million for the fourth quarter 2014. EBITDA, as adjusted (as defined below), was $51.3 million for the fourth quarter 2015, compared to $61.8 million for the third quarter 2015 and $89.2 million for the fourth quarter 2014.

Product sales backlog was $452.4 million at December 31, 2015, compared to $516.2 million at September 30, 2015 and $953.2 million at December 31, 2014. Third party bookings were $194.1 million during the fourth quarter 2015 resulting in a book-to-bill ratio of 75%, compared to $177.0 million for the third quarter 2015 and $474.9 million for the fourth quarter 2014.

Net loss from continuing operations, excluding items, for the fourth quarter 2015 was $14.2 million, or $0.42 per diluted common share. These amounts exclude the benefit of proceeds from the two previously announced sales of our previously-nationalized Venezuelan assets, the benefit of which was $19.1 million, restructuring and other charges of $14.4 million, which included costs associated with our spin-off from Archrock, Inc. (named Exterran Holdings, Inc. prior to November 3, 2015) (“Archrock”) and our cost reduction plan driven by market conditions, and non-cash long-lived asset impairment charges of $6.5 million related to our contract operations business. In accordance with the Separation and Distribution Agreement, we will pay to Archrock an amount based on a notional amount corresponding to payments we receive after November 3, 2015 from PDVSA Gas in respect of the sale of our and our joint ventures’ previously nationalized assets. Net loss from continuing operations, excluding items, was $24.7 million, or $0.72 per diluted common share, for the third quarter 2015 and net income from continuing operations, excluding items, was $38.5 million, or $1.12 per diluted common share, for the fourth quarter 2014. See table for reconciliation of GAAP to non-GAAP financial information.

Net loss was $12.0 million, or $0.35 per diluted common share, for the fourth quarter 2015, compared to net income of $12.3 million, or $0.36 per diluted common share, for the third quarter 2015 and net income of $47.1 million, or $1.37 per diluted common share, for the fourth quarter 2014.

For the full year 2015, revenue was $1.9 billion, a decrease of 14% from 2014. EBITDA, as adjusted, was $262.1 million and net loss from continuing operations, excluding items, was $7.1 million, or $0.21 per diluted common share. Net income was $46.2 million, or $1.35 per diluted common share. See table for reconciliation of GAAP to non-GAAP financial information.

On November 3, 2015, our spin-off from Archrock was completed. Following the spin-off, our businesses include international contract operations and international aftermarket services businesses, which combined are referred to as our international service businesses, and our global product sales business.

Andrew Way, Exterran Corporation’s President and Chief Executive Officer, said “Though market conditions continue to be very challenging as a result of low commodity prices and industry activity levels, we performed generally in line with our expectations during the fourth quarter. In our service businesses, gross margin was relatively stable and benefitted from greater focus on operating efficiencies.”

Way continued, “We continue to feel the impact of further deterioration of industry fundamentals and our revenues are expected to be under pressure throughout 2016 across all of our business segments. Capital projects continue to be delayed or cancelled and pricing pressures have intensified as customers navigate an uncertain near-term outlook. In this environment, we will continue to focus on what we can control, including resetting our cost structure in line with changing demand and generating free cash flow through efficient execution and working capital reductions. My expectation is that we will emerge from this downturn with a strong balance sheet and a lean cost structure, which will enable us to take advantage of our business’ operating leverage as growth returns.”

Jon Biro, Exterran Corporation’s Senior Vice President and Chief Financial Officer, said “After payment of $28 million of spin-off related transaction expenses in the fourth quarter, total debt was $526 million at December 31, 2015, with undrawn and available capacity of $279 million under our revolving credit facility. Furthermore, we reduced debt levels in January and ended the month with total debt of $494 million. As a result of our relatively stable business model, stringent controls over operating expenses and capital expenditures and our focus on driving working capital reductions, we expect to continue to reduce debt levels in 2016.”

Conference Call Details
Exterran Corporation will host a conference call on Thursday, Feb. 25, 2016, to discuss its fourth quarter 2015 financial results. The call will begin at 10:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran Corporation’s website at www.exterran.com. The call also will be available by dialing 800-447-0521 in the United States and Canada or +1-847-413-3238 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 41695677.

A replay of the conference call will be available on Exterran Corporation’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-8996 in the United States and Canada or +1-630-652-3044 for international calls. The access code is 41695677#.

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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of our Venezuelan assets.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Corporation
Exterran Corporation (NYSE:EXTN) is a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas, and operates in approximately 30 countries with approximately 7,000 employees. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Corporation’s control, which could cause actual results to differ materially from such statements. Examples of forward-looking information in this release include, but are not limited to: Exterran Corporation’s financial and operational strategies and ability to successfully effect those strategies; Exterran Corporation’s expectations regarding future economic and market conditions; Exterran Corporation’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran Corporation’s products and services and growth opportunities for those products and services; and statements regarding amounts due from the sales of Exterran Corporation’s nationalized Venezuelan assets.

Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond our control) and assumptions. While Exterran Corporation believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Corporation and its customers; Exterran Corporation’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran Corporation’s reliance on Archrock and Archrock Partners, L.P. (named Exterran Partners, L.P. prior to November 3, 2015) for a significant amount of its product sales revenues and its ability to secure new product sales customers; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Corporation’s ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; the inherent risks associated with Exterran Corporation’s operations, such as equipment defects, malfunctions and natural disasters; any non-performance by third parties of their contractual obligations; and changes in safety, health, environmental and other regulations.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Corporation’s Registration Statement on Form 10, as amended, initially filed with the Securities and Exchange Commission on March 13, 2015, declared effective on October 21, 2015, and those set forth from time to time in Exterran Corporation’s filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran Corporation expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Corporation

EXTERRAN CORPORATION
UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014

Revenues:
Contract operations	$119,855	$114,104	$124,066	$469,900	$493,853
Aftermarket services	32,255	25,272	45,193	127,802	162,724
Product sales—third parties	257,949	261,262	361,560	1,117,974	1,283,208
Product sales—affiliates	8,004	36,551	80,350	154,267	232,969
	418,063	437,189	611,169	1,869,943	2,172,754

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	42,193	41,114	49,891	172,391	185,408
Aftermarket services	23,413	18,336	32,823	91,233	120,181
Product sales	245,948	260,548	371,343	1,115,400	1,270,296
Selling, general and administrative	53,659	55,018	66,877	223,007	267,493
Depreciation and amortization	45,399	36,837	34,491	157,817	173,803
Long-lived asset impairment	6,524	3,775	2,807	20,788	3,851
Restructuring and other charges	14,403	7,150	—	32,100	—
Interest expense	5,864	581	875	7,271	1,905
Equity in income of non-consolidated affiliates	—	(5,084)	—	(15,152)	(14,553)
Other (income) expense, net	(5,015)	27,974	5,774	34,837	7,222
	432,388	446,249	564,881	1,839,692	2,015,606

Income (loss) before income taxes	(14,325)	(9,060)	46,288	30,251	157,148
Provision for (benefit from) income taxes	15,957	(2,587)	17,461	40,172	77,833
Income (loss) from continuing operations	(30,282)	(6,473)	28,827	(9,921)	79,315
Income from discontinued operations, net of tax	18,254	18,756	18,266	56,132	73,198
Net income (loss)	$(12,028)	$12,283	$47,093	$46,211	$152,513

Basic income (loss) per common share (1):
Income (loss) from continuing operations per common share	$(0.88)	$(0.19)	$0.84	$(0.29)	$2.31
Income from discontinued operations per common share	0.53	0.55	0.53	1.64	2.14
Net income (loss) per common share	$(0.35)	$0.36	$1.37	$1.35	$4.45

Diluted income (loss) per common share (1):
Income (loss) from continuing operations per common share	$(0.88)	$(0.19)	$0.84	$(0.29)	$2.31
Income from discontinued operations per common share	0.53	0.55	0.53	1.64	2.14
Net income (loss) per common share	$(0.35)	$0.36	$1.37	$1.35	$4.45

Weighted average common shares outstanding used in income (loss) per common share:
Basic	34,294	34,286	34,286	34,288	34,286
Diluted	34,294	34,286	34,286	34,288	34,286

(1) For the periods prior to November 3, 2015, the average number of common shares outstanding used to calculate basic and diluted net income (loss) per common share was based on 34,286,267 shares of our common stock that was distributed by Archrock, Inc. in the spin-off on November 3, 2015.

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014

Revenues:
Contract operations	$119,855	$114,104	$124,066	$469,900	$493,853
Aftermarket services	32,255	25,272	45,193	127,802	162,724
Product sales	265,953	297,813	441,910	1,272,241	1,516,177
	$418,063	$437,189	$611,169	$1,869,943	$2,172,754

Gross margin (1):
Contract operations	$77,662	$72,990	$74,175	$297,509	$308,445
Aftermarket services	8,842	6,936	12,370	36,569	42,543
Product sales	20,005	37,265	70,567	156,841	245,881
Total	$106,509	$117,191	$157,112	$490,919	$596,869

Selling, general and administrative	$53,659	$55,018	$66,877	$223,007	$267,493
% of revenue	13%	13%	11%	12%	12%

EBITDA, as adjusted (1)	$51,299	$61,750	$89,152	$262,059	$326,729
% of revenue	12%	14%	15%	14%	15%

Capital expenditures	$34,982	$41,272	$47,377	$158,925	$157,854
Less: Proceeds from sale of PP&E	(1,350)	(189)	(2,919)	(6,625)	(12,219)
Net Capital expenditures	$33,632	$41,083	$44,458	$152,300	$145,635

Gross margin percentage:
Contract operations	65%	64%	60%	63%	62%
Aftermarket services	27%	27%	27%	29%	26%
Product sales	8%	13%	16%	12%	16%
Total	25%	27%	26%	26%	27%

Total Available Horsepower (at period end)	1,181	1,209	1,236	1,181	1,236
Total Operating Horsepower (at period end)	964	961	976	964	976
Average Operating Horsepower	964	952	975	959	969
Horsepower Utilization (at period end)	82%	79%	79%	82%	79%

	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Product Sales Backlog:
Compression and Accessory	$141,060	$110,586	$270,297	$141,060	$270,297
Production and Processing Equipment	303,859	379,187	561,153	303,859	561,153
Installation	7,445	26,419	121,751	7,445	121,751
Total	$452,364	$516,192	$953,201	$452,364	$953,201

Balance Sheet:
Long-term debt	$525,593	$738	$1,107	$525,593	$1,107
Stockholders' equity	$909,859	$1,480,976	$1,451,822	$909,859	$1,451,822

(1) Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income (loss)	$(12,028)	$12,283	$47,093	$46,211	$152,513
Income from discontinued operations, net of tax	(18,254)	(18,756)	(18,266)	(56,132)	(73,198)
Income (loss) from continuing operations	(30,282)	(6,473)	28,827	(9,921)	79,315
Depreciation and amortization	45,399	36,837	34,491	157,817	173,803
Long-lived asset impairment	6,524	3,775	2,807	20,788	3,851
Restructuring and other charges	14,403	7,150	—	32,100	—
Investment in non-consolidated affiliates impairment	—	33	—	33	197
Proceeds from sale of joint venture assets	—	(5,117)	—	(15,185)	(14,750)
Interest expense	5,864	581	875	7,271	1,905
(Gain) loss on currency exchange rate remeasurement of intercompany balances	(6,566)	27,551	3,730	28,984	3,614
Loss on sale of businesses	—	—	961	—	961
Provision for (benefit from) income taxes	15,957	(2,587)	17,461	40,172	77,833
EBITDA, as adjusted (1)	51,299	61,750	89,152	262,059	326,729
Selling, general and administrative	53,659	55,018	66,877	223,007	267,493
Equity in income of non-consolidated affiliates	—	(5,084)	—	(15,152)	(14,553)
Investment in non-consolidated affiliates impairment	—	(33)	—	(33)	(197)
Proceeds from sale of joint venture assets	—	5,117	—	15,185	14,750
Gain (loss) on currency exchange rate remeasurement of intercompany balances	6,566	(27,551)	(3,730)	(28,984)	(3,614)
Loss on sale of businesses	—	—	(961)	—	(961)
Other (income) expense, net	(5,015)	27,974	5,774	34,837	7,222
Gross Margin (1)	$106,509	$117,191	$157,112	$490,919	$596,869

Net income (loss)	$(12,028)	$12,283	$47,093	$46,211	$152,513
Income from discontinued operations, net of tax	(18,254)	(18,756)	(18,266)	(56,132)	(73,198)
Foreign tax credit valuation allowance	—	—	7,224	—	7,224
Research and development tax credit	1,510	(20,677)	—	(19,166)	—
Items, after-tax:
Long-lived asset impairment	4,211	2,545	1,769	13,883	2,426
Restructuring and other charges	10,318	4,985	—	23,254	—
Investment in non-consolidated affiliates impairment	—	33	—	33	197
Proceeds from sale of joint venture assets	—	(5,117)	—	(15,185)	(14,750)
Loss on sale of businesses	—	—	718	—	718
Net income (loss) from continuing operations, excluding items	$(14,243)	$(24,704)	$38,538	$(7,102)	$75,130

Diluted income (loss) from continuing operations per common shares	$(0.88)	$(0.19)	$0.84	$(0.29)	$2.31
Adjustment for items, after-tax, per common share	0.46	(0.53)	0.28	0.08	(0.12)
Diluted net income (loss) from continuing operations per common shares, excluding items (1)	$(0.42)	$(0.72)	$1.12	$(0.21)	$2.19

(1) Management believes EBITDA, as adjusted, diluted net income (loss) from continuing operations per common share, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.